EXECUTION VERSION

AMENDMENT NO. 2 TO
PURCHASE AND CONTRIBUTION AGREEMENT
This AMENDMENT NO. 2 TO PURCHASE AND CONTRIBUTION AGREEMENT, dated as of August 29, 2025 (this “Amendment”), is made with respect to that certain Purchase and Contribution Agreement, dated as of September 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among HERC RENTALS INC., a Delaware corporation (“Herc”), as the Seller (the “Seller”), HERC RECEIVABLES U.S. LLC, a Delaware limited liability company (“Herc Receivables”), as the Purchaser (the “Purchaser”), and HERC RENTALS, INC., as the Collection Agent (the “Collection Agent”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement and the RFA, as applicable.
PRELIMINARY STATEMENT:
WHEREAS, each of the parties to the Agreement desires to amend the Agreement on the conditions set forth herein.
NOW, THEREFORE, the signatories hereto agree as follows:
SECTION 1.    Amendments to the Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 2, the Agreement shall be amended as set forth in Exhibit A hereto.
SECTION 2.     Effectiveness of Amendment. This Amendment shall become effective as of the date hereof at such time that the Administrative Agent and the Managing Agents shall have received (i) executed counterparts of this Amendment, (ii) executed counterparts of the Amendment No. 6 to Receivables Financing Agreement, dated as of August 29, 2025, among Herc Receivables, as the US Borrower (the “US Borrower”), Herc, as Servicer (the “Servicer”) and Performance Guarantor (the “Performance Guarantor”), the Lenders and Managing Agents from time to time party thereto and Credit Agricole Corporate and Investment Bank, as Administrative Agent and (iii) executed counterparts of the Fifth Amended and Restated Lender Group Fee Letter, dated as of August 29, 2025, from the Managing Agents to and agreed and accepted by the Servicer, the Performance Guarantor and the US Borrower.
SECTION 3.    Transaction Document. This Amendment shall be a Transaction Document under the RFA.
SECTION 4.    Representations and Warranties. The Seller makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment).
SECTION 5.    Confirmation of Agreement; No Other Modifications. Each reference in the Agreement to “this Agreement” or “the Agreement”, or “hereof,” “hereunder” or words of like import , and each reference in any other Transaction Document to the Agreement, shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.
SECTION 6.    Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment,

including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Managing Agents and the Lenders with respect thereto.
SECTION 7.    GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
SECTION 8.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts; each such counterpart shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or electronic copy of an executed counterpart of this Amendment shall be effective as an original for all purposes.
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    2

IN WITNESS WHEREOF, the parties have executed this Amendment by their undersigned, duly authorized officers on the date first above written:

HERC RENTALS INC., as Seller and Collection Agent

By:    /s/ Jennifer Laudermilch
Name:    Jennifer Laudermilch
Title:     Treasurer

HERC RECEIVABLES U.S. LLC, as Purchaser

By:    /s/ Jennifer Laudermilch
Name:    Jennifer Laudermilch
Title:     Treasurer

[Signature Page to Amendment No. 2 to Purchase and Contribution Agreement]

Acknowledged and agreed:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent

By:    /s/ David R Nunez
Name:    David R Nunez
Title:     Managing Director

By:    /s/ Roger Klepper
Name:    Roger Klepper
Title: Managing Director

    [Signature Page to Amendment No. 2 to Purchase and Contribution Agreement]

EXHIBIT A
[Attached]

Exhibit A
to Amendment No. 2, dated as of August 29, 2025

PURCHASE AND CONTRIBUTION AGREEMENT

dated as of September 17, 2018

among

HERC RENTALS INC.,
as a Seller and Collection Agent
and

HERC RECEIVABLES U.S. LLC

as Purchaser

TABLE OF CONTENTS
    i

    ii

EXHIBITS

EXHIBIT A	Credit and Collection Guidelines
EXHIBIT B	Bank Accounts
EXHIBIT C	Form of Deferred Purchase Price Note
EXHIBIT D	Form of Purchaser Loan Note
EXHIBIT E	Addresses and Prior Names
EXHIBIT F	Seller UCC Information
EXHIBIT G	Form of Joinder Agreement
    iii

PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of September 17, 2018
HERC RENTALS INC., a Delaware corporation (the “Herc Seller” and, together with any additional Sellers party hereto from time to time, each a “Seller” and, collectively, the “Sellers”), HERC RECEIVABLES U.S. LLC, a Delaware limited liability company (the “Purchaser”), and HERC RENTALS, INC., as Collection Agent, agree as follows:
PRELIMINARY STATEMENTS
(1)     Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.
(2)    The Sellers have Receivables that they wish to sell to the Purchaser, and the Purchaser is prepared to purchase such Receivables on the terms set forth herein.
(3)    The Herc Seller may also wish to contribute Receivables to the capital of the Purchaser on the terms set forth herein.
NOW, THEREFORE, the parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01.    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account Bank” means any of the banks holding one or more Collection Accounts or a Concentration Account.
“Account Control Agreement” means a deposit account control agreement (and, if applicable, with lock-box provisions) in form and substance reasonably satisfactory to the Administrative Agent, among the applicable Seller, the Purchaser, the Administrative Agent and an Account Bank.
“Administrative Agent” means the “Administrative Agent” under the RFA, which as of the date of this Agreement is Credit Agricole Corporate and Investment Bank.
“Adverse Claim” means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement, other than rights of setoff and offset arrangements; provided, that none of the foregoing shall constitute an “Adverse Claim” to the extent in favor of, or assigned to, the Purchaser or its assignees.
“Affiliate” means, as to any Person, any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting shares or membership interests, by contract, or otherwise.

“Agreement” means this Purchase and Contribution Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Amendment No. 1 Closing Date” means August 31, 2023.
“Bank Account” means each Collection Account and Concentration Account.
“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as the “U.S. Prime Rate” or, if such rate is no longer published by the Wall Street Journal, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”, which “prime rate” set by the Administrative Agent may be based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate;
(b)    the Federal Funds Rate plus 0.50% per annum; and
(c)    the Term SOFR Rate plus 1.00% per annum.
“Business Day” means any day (other than a Saturday or Sunday) on which (a) banks are not authorized or required to close in New York City, New York and (b) if this definition of “Business Day” is utilized in connection with the Term SOFR Rate, dealings are carried out in the London interbank market.
“Collection Account” means each Collection Account - Class A and each Collection Account - Class B as identified on Exhibit B (as such exhibit may be modified from time to time in connection with the transfer, closing or opening of any Collection Account in accordance with the terms hereof); provided, that, on and after the Amendment No. 1 Closing Date, the Collection Accounts shall not be required to be (i) identified on Exhibit B or (ii) subject to an Account Control Agreement or Blocked Account Agreement, as applicable; provided, that the applicable Seller uses commercially reasonable efforts to direct all Collections to be deposited directly into a Concentration Account.
“Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to service, administer and collect Transferred Receivables. As of the date hereof, the Collection Agent is Herc Rentals Inc.
“Collection Agent Fee” has the meaning specified in Section 6.03.
“Collections” means, with respect to any Receivable, all funds that are received (whether in the form of cash, wire transfer, check or otherwise) in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest, Taxes, transmission charges (if any) and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), including, without limitation, all cash proceeds of

Related Security with respect to such Receivable, and all funds deemed to have been received by the applicable Seller or any other Person as a Collection pursuant to Section 2.03.
“Concentration Account” means a deposit account of Purchaser maintained at a bank for the purpose of receiving Collections directly or from the Collection Accounts for Receivables owned by Purchaser as identified on Exhibit B (as such exhibit may be modified from time to time in connection with the closing or opening of any replacement Concentration Account in accordance with the terms hereof).
“Contract” means, with respect to any Receivable, any and all contracts, purchase orders, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which such Obligor shall be obligated to make payment in respect of such Receivable.
“Contributed Receivable” has the meaning specified in Section 2.06.
“Contribution” has the meaning specified in Section 2.06.
“Credit and Collection Guidelines” means those receivables credit and collection policies and guidelines of the Sellers in effect on the date of this Agreement applicable to the Receivables and described in Exhibit A (as such exhibit may be modified from time to time in accordance with the terms hereof).
“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes, mortgages, indentures or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade accounts payable), (iv) all capital lease obligations and (v) obligations under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) of this definition.
“Defaulted Receivable” means a Receivable:
(i)    as to which any payment, or part thereof, remains unpaid for more than one hundred fifty (150) days from the original invoice due date for such payment; or
(ii)    without duplication, (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof, (ii) that has been written off the applicable Seller’s books as uncollectible or (iii) which, consistent with the Credit and Collection Guidelines, should be written off the applicable Seller’s books as uncollectible.
“Deferred Purchase Price” means the portion of the Purchase Price of Purchased Receivables purchased on any Purchase Date exceeding the amount of the Purchase Price under Section 2.02 to be paid in cash. The obligations of the Purchaser in respect of the Deferred Purchase Price shall be evidenced by the Purchaser’s subordinated promissory note in the form of Exhibit C.

“Delinquent Receivable” means a Receivable that is not a Defaulted Receivable as to which any payment, or part thereof, remains unpaid for more than sixty (60) days but less than one hundred fifty-one (151) days from the original invoice due date for such payment.
“Dilution” means, with respect to any Receivable, the reductions or cancelation in the Outstanding Balance of such Receivable as a result of any (x) without duplication, any revision, cancellation, allowance, rebate, dilution, discount, or other adjustment (including, without limitation, an extension or adjustment made pursuant to the applicable Credit and Collection Guidelines) made by the Purchaser, the Collection Agent or a Seller, including in connection with the cancellation and reissuance of any Receivable, or (y) any set-off or dispute between the Purchaser or a Seller and an Obligor.
“Discount” means, in respect of each Purchase, 1.00% of the Outstanding Balance of the Receivables that are the subject of such Purchase; provided, however, the foregoing Discount may be revised prospectively by request of any of the parties hereto to reflect changes in recent experience with respect to write-offs, timing and cost of Collections and cost of funds, so long as such revision is consented to by all of the parties hereto (it being understood that each party agrees to duly consider such request but shall have no obligation to give such consent).
“Eligible Receivable” means a Receivable:
(i)    the Obligor of which is (A) a resident of, and has a billing address in, the United States or Canada (including Local Government Obligors and Federal Government Obligors); (B) not subject to any action of the type described in Section 7.01(g); and (C) not an Affiliate of the Purchaser or any Seller;
(ii)    that is denominated and payable only in United States dollars or Canadian Dollars;
(iii)    that does not have a stated due date that is more than one hundred twenty (120) days after the original invoice date of such Receivable;
(iv)    that arises under a Contract (A) for the sale and delivery of goods or performance of services in the ordinary course of a Seller’s business, (B) that is governed by the law of one of the States of the United States or one of the Provinces of Canada; and (C) that does not require the consent of the Obligor or any other Person for assignment of the Receivable;
(v)    that arises under a Contract that is in full force and effect and that is a legal, valid and binding obligation of an Obligor, enforceable against such Obligor in accordance with its terms, which Contract contains no confidentiality provisions that would be breached if (i) customary information were delivered to a counterparty in connection with an assignment or pledge of such Receivable, or (ii) such Receivable were pledged and assigned to the Administrative Agent, pursuant to the Transaction Documents;
(vi)    that conforms in all material respects with all applicable Law in effect and with respect to which no part of such Receivable is in violation of any such Law;
(vii)    that, as of the date of Transfer thereof from the applicable Seller to the Purchaser pursuant hereto, is not the subject of any bona-fide dispute, set-off, off-set, claim or counterclaim, defense, holdback or other Adverse Claim;

(viii)    that satisfies all applicable requirements of the applicable Credit and Collection Guidelines;
(ix)    that, as of the date of Transfer thereof from the applicable Seller to the Purchaser pursuant hereto, has not been modified, waived or restructured since its creation;
(x)    in which, immediately prior to the Transfer thereof from the applicable Seller to the Purchaser pursuant hereto, such Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by such Seller;
(xi)    for which, upon the Transfer of such Receivable from the applicable Seller to the Purchaser, the Purchaser shall have a first priority ownership interest with respect thereto, free and clear of any Adverse Claims;
(xii)    that constitutes an “account”, “payment intangible” or “general intangible” as defined in the UCC and that is not evidenced by an “instrument” as defined in the UCC;
(xiii)    that, as of the date of Transfer thereof from the applicable Seller to the Purchaser pursuant hereto, is not a Defaulted Receivable or a Delinquent Receivable;
(xiv)    to the extent of, if the applicable Seller thereof has established any offset arrangement with the Obligor, the portion thereof that is not subject to an offsetting account payable from such Seller;
(xv)    for which, as of the date of Transfer thereof from the applicable Seller to the Purchaser pursuant hereto, Defaulted Receivables of the Obligor related to such Receivable do not exceed 50% of the Outstanding Balance of all such Obligor’s Receivables acquired by the Purchaser hereunder;
(xvi)    that represents amounts fully earned and performed by the applicable Seller and payable by the Obligor, is not subject to performance of additional services by the applicable Seller, Purchaser or any assignee of the Purchaser and is not subject to any progress payment arrangement;
(xvii)    that constitutes a legal, valid and binding obligation of the Obligor;
(xviii)    that is not a note receivable or an amount represented in a Seller’s general ledger balance as sales Taxes unpaid to taxing authorities;
(xix)    that, as of the date of Transfer thereof from the applicable Seller to the Purchaser pursuant hereto, if such Receivable is an Unbilled Receivable, (A) no more than thirty (30) days have elapsed since the date such Receivable was created and (B) the HERC Seller has (x) a long-term local issuer credit rating from Standard & Poor’s and (y) a long-term corporate family rating from Moody’s and such rating is not less than B- by Standard & Poor’s and not less than B3 by Moody’s;
(xx)    that is evidenced by a final (and not provisional) invoice with a unique invoice number that does not correspond to any other Receivable and which represents amounts not less than the invoiced balance or, if such Receivable is an Unbilled Receivable, has been, as of the date of Transfer thereof from the applicable Seller to the Purchaser pursuant hereto, individualized in the applicable Seller’s accounting systems such that such Receivable is easily distinguished from all other Receivables;
(xxi)    the payment of which by the applicable Obligor is not subject to any withholding tax;
(xxii)    that is not interest-bearing (except for any late payment charges);
(xxiii)    for which neither the applicable Seller nor any Affiliate thereof is holding any deposits received by or on behalf of the related Obligor; provided, that only the portion of such Receivable in an amount equal to such deposits shall be ineligible; and
(xxiv)    that is not a Receivable of the type described in Schedule VI of the RFA.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“Event of Termination” has the meaning specified in Section 7.01.
“Facility Termination Date” means the earliest of (i) the Facility Maturity Date, (ii) the date determined pursuant to Section 7.01 and (iii) the date which the Sellers designate by at least thirty (30) days’ written notice to the Purchaser and, prior to the RFA Final Payment Date, the Administrative Agent.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Person acting as Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Federal Government Obligors” means United States or Canada, any territory, possession or commonwealth of the United States or Canada, or any agency, department or instrumentality of any of the foregoing.
“GAAP” means generally accepted accounting principles in the United States in effect from time to time.
“Herc Parent” means Herc Holdings Inc., a Delaware corporation.
“Indemnified Amounts” has the meaning specified in Section 8.01.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors; or (b) any general assignment for the benefit of creditors of a Person, or composition, marshaling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under any law (foreign or domestic), including the Bankruptcy Code or any Canadian Insolvency Legislation.
“Joinder Agreement” has the meaning specified in Section 3.03(b).
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case, whether foreign or domestic.
“Local Government Obligors” means any state, provincial or local government, including counties, cities and towns, any political subdivision of any of the foregoing, or any agency, department or instrumentality of any the foregoing.
“Lock-Box” means each lock-box maintained by an Account Bank for the purpose of processing Collections, as listed on Exhibit B (as such exhibit may be modified from time to time in connection with the closing or opening of any Lock-Box in accordance with the terms hereof).
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable, or, to the extent payment was made by use of a credit card, the bank or financial institution required to make payment to the vendor in respect of transactions pursuant to such Contract.
“Outstanding Balance” means, with respect to any Receivable, at any time, the then outstanding principal balance thereof at such time.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Purchase” means a purchase by the Purchaser of Receivables from the Sellers pursuant to Article II.
“Purchase Date” means each day on which a Purchase is made pursuant to Article II.
“Purchase Price” for any Purchase means an amount equal to the Outstanding Balance of the Receivables that are the subject of such Purchase as set forth in the applicable Seller’s accounting records, minus the Discount for such Purchase.
“Purchased Receivable” means any Receivable which is purchased by the Purchaser pursuant to Section 2.02.
“Purchaser Loan” means any loan made by the Purchaser, at its option, to a Seller, upon such Seller’s request; provided, that no such Purchaser Loans may be made if an Event of Termination or an Unmatured Event of Termination has occurred and is continuing, or would occur after giving effect thereto, or if any amounts are outstanding on account of Deferred Purchase Price. Purchaser Loans made by the Purchaser hereunder shall be evidenced by a promissory note of the applicable Seller in the form of Exhibit D.

“Receivable” means any indebtedness and other obligations of any Obligor arising under a Contract, whether constituting an account, chattel paper, instrument or general intangible, arising from the non-wholesale sale of goods and/or the rendering of services by a Seller to such Obligor, and includes the obligation of the Obligor thereon to pay any finance charges, fees and other charges with respect thereto, including, without limitation, with respect to any Unbilled Receivables, 100% of the amount to be or thereafter invoiced to the Obligor.
“Related Security” means with respect to any Receivable, each of the following:
(i)    all instruments and chattel paper that may evidence such Receivable;
(ii)    all of the applicable Seller’s interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;
(iii)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with any UCC financing statements filed against an Obligor describing any collateral securing such Receivable or similar filings relating thereto;
(iv)    all of the applicable Seller’s rights, interests and claims under the Contract(s) with respect to such Receivable and all guaranties, indemnities, insurance and other agreements (including the related Contract(s)), supporting obligations (as defined in the UCC) or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
(v)    the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor; and
(vi)    all proceeds of the foregoing.
“RFA” means that certain Receivables Financing Agreement, dated as of September 17, 2018, among the Purchaser and the additional Canadian Borrower to the extent added as a party thereto, as co-borrowers, Herc Rentals Inc., as performance guarantor, Credit Agricole Corporate and Investment Bank, as administrative agent, the Lenders and Managing Agents from time to time party thereto, and Herc Rentals Inc., as servicer, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“RFA Final Payment Date” means the later of the Facility Maturity Date and the date on which all loans, advances, interest, fees and other obligations owing to the Administrative Agent, the Managing Agents and the Lenders under the RFA are paid in full.
“SEC” means the U.S. Securities and Exchange Commission.
“Seller Report” means a report, in form and substance satisfactory to the Purchaser, furnished by the Collection Agent to the Purchaser pursuant to Section 6.02(b).
“Seller Termination Effective Date” has the meaning specified in Section 3.04(a).
“Seller Termination Notice” has the meaning specified in Section 3.04(a).

“Settlement Date” means, for any Settlement Period, the third (3rd) Business Day after the fifteenth (15th) day of the following calendar month; provided, however, that following the occurrence of an Event of Termination, Settlement Dates shall occur on such days as are selected from time to time by the Purchaser or its assignee in a written notice to the Collection Agent.
“Subsidiary” means, as to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Tangible Net Worth” means at any time the excess of (i) the sum of (a) the product of (x) 100% minus the Discount multiplied by (y) the Outstanding Balance of all Transferred Receivables other than Defaulted Receivables plus (b) cash and cash equivalents of the Purchaser plus (c) the outstanding principal amount of Purchaser Loans, minus (ii) the sum of (a) Aggregate Advance Principal Balance plus (b) the Deferred Purchase Price.
“Transfer” means a Purchase or Contribution.
“Transferred Receivable” means a Purchased Receivable or a Contributed Receivable.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unbilled Receivable” means a Receivable which is fully earned (that, as to which all services which are the subject of such Pool Receivable have been rendered in full and/or all goods which are the subject of such Pool Receivable have been delivered to the Obligor) and is accounted for on the applicable Seller’s books and records as unbilled revenue in accordance with its current financial accounting practices but for which, at the time of determination, an invoice or any other evidence of the obligation of such Obligor thereunder has not been duly submitted to such Obligor for payment of the amount thereof; it being understood that a Receivable ceases being an “Unbilled Receivable” once it is invoiced.
“Unmatured Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.
Section 1.02.    Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All capitalized terms used herein but not defined herein have the meanings specified in the RFA.

ARTICLE II

AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS
Section 2.01.    Facility. On the terms and conditions hereinafter set forth and without recourse to any Seller (except to the extent specifically provided herein), each Seller may at its option sell, and the Herc Seller may at its option contribute, to the Purchaser all Receivables originated by it from time to time and the Purchaser may at its option purchase from each Seller, or, solely with respect to the Receivables originated by the Herc Seller, accept as a contribution from the Herc Seller pursuant to Section 2.06, all Receivables of such Seller from time to time, in each case during the period from the date hereof to the Facility Termination Date.
Section 2.02.    Making Purchases.
(a)    Initial Purchase. The Sellers shall give the Purchaser at least one (1) Business Day notice of their request for the initial Purchase hereunder, which request shall specify the date of such Purchase (which shall be a Business Day) and the proposed Purchase Price for such Purchase. The Purchaser shall promptly notify the Sellers whether it has determined to make such Purchase. On the date of such Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c).
(b)    Subsequent Purchases. On each Business Day following the initial Purchase (or with respect to any Seller that becomes a party hereto pursuant to Section 3.03, on each Business Day following the effective date of the applicable Joinder Agreement), unless either party shall notify the other party to the contrary which notice will be effective on the date set forth therein but in no event less than ten (10) Business Days after delivery thereof, the applicable Seller shall sell to the Purchaser and the Purchaser shall purchase from such Seller, upon satisfaction of the applicable conditions set forth in Article III, all Receivables originated by such Seller which have not previously been sold or contributed to the Purchaser; provided, however, that the Herc Seller may, at its option on any Purchase Date, contribute all or any of such Receivables to the Purchaser pursuant to Section 2.06, instead of selling such Receivables to the Purchaser pursuant to this Section 2.02(b). On or within five (5) Business Days after the date of each such Purchase, the Purchaser shall pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c).
(c)    Payment of Purchase Price. The Purchase Price for the initial Purchase shall be paid on the Purchase Date therefor and the Purchase Price for each subsequent Purchase shall be paid on or within five (5) Business Days after the Purchase Date therefor, in each case, by means of any one or a combination of the following: (i) a deposit in same day funds to the applicable Seller’s account designated by such Seller, (ii) an increase in the Deferred Purchase Price, or (iii) a credit against interest and/or principal owed by the applicable Seller with respect to any Purchaser Loan. The allocation of the Purchase Price as among such methods of payment shall be subject in each instance to the approval of the Purchaser and the applicable Seller; provided, however, that the Deferred Purchase Price may not be increased to the extent that, after giving effect to such increase, the Tangible Net Worth would be less than $100,000.
(d)    Ownership of Receivables and Related Security. On each Purchase Date, after giving effect to the Purchase (and any contribution of Receivables pursuant to Section 2.06) on such date, the Purchaser shall own all Receivables originated by the applicable Seller as of such date (including

Receivables which have been previously sold or contributed to the Purchaser hereunder). The Purchase or Contribution of any Receivable shall include all Related Security with respect to such Receivable.
Section 2.03.    Collections. (a) The Collection Agent shall, on each Business Day prior to the RFA Final Payment Date, deposit into a Bank Account all Collections of Transferred Receivables then held by the Collection Agent (and after the RFA Final Payment Date, shall deposit into an account as directed by the Purchaser).
(b)    In the event that a Seller believes that Collections which are not Collections of Transferred Receivables have been deposited into an account of the Purchaser or the Purchaser’s assignee, such Seller shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, all Collections so deposited which are identified, to the Purchaser’s satisfaction, to be Collections of Receivables which are not Transferred Receivables to such Seller.
(c)    On each Settlement Date, the Purchaser shall pay to the applicable Seller accrued interest on the Deferred Purchase Price and the Purchaser may, at its option, prepay in whole or in part the principal amount of the Deferred Purchase Price; provided, that each such payment shall be made solely from (i) Collections of Transferred Receivables after all other amounts then due from the Purchaser under the RFA have been paid in full and all amounts then required to be set aside by the Purchaser or the Collection Agent under the RFA have been so set aside or (ii) excess cash flow from operations of the Purchaser which is not required to be applied to the payment of other obligations of the Purchaser; provided, further, that no such payment shall be made at any time when an Unmatured Event of Termination or an Event of Termination shall have occurred and be continuing. Following the RFA Final Payment Date, the Purchaser shall apply, on each Settlement Date, all Collections of Transferred Receivables received by the Purchaser pursuant to Section 2.03(a) (and not previously distributed) first to the payment of accrued interest on the Deferred Purchase Price, and then to the reduction of the principal amount of the Deferred Purchase Price.
Section 2.04.    Settlement Procedures. (a) If on any day the Outstanding Balance of any Transferred Receivable is reduced or cancelled as a result of Dilution, in any such case, the applicable Seller shall be deemed to have received on such day a Collection of such Transferred Receivable in the amount of such reduction or cancellation. If the applicable Seller is not the Collection Agent, such Seller shall pay to the Collection Agent all amounts deemed to have been received pursuant to this Section 2.04(a). The Collection Agent shall be required to deposit any such amount in the Collection Account (if any) or Concentration Account no later than the Settlement Date for the applicable Settlement Period.
(b)    Upon discovery by the Sellers or the Purchaser of a breach of any of the representations and warranties made by the Sellers in Section  4.01(j) with respect to any Transferred Receivable, such party shall give prompt written notice thereof to the other parties, as soon as practicable and in any event within three (3) Business Days following such discovery. The applicable Seller shall, upon not less than two (2) Business Days’ notice from the Purchaser or its assignee or designee, repurchase such Transferred Receivable for a repurchase price equal to the Outstanding Balance of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Receivable. If the applicable Seller is not the Collection Agent, such Seller shall pay to the Collection Agent the repurchase price required to be paid pursuant to, and in accordance with, this Section 2.04(b).

(c)    Except as stated in Sections 2.04(a) or 2.04(b) or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.
Section 2.05.    Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Sellers or the Collection Agent hereunder shall be paid or deposited no later than 2:00 P.M. (New York City time) on the day when due in same day funds to an account or accounts designated by the Purchaser from time to time, which accounts, prior to the RFA Final Payment Date, shall be those set forth in the RFA.
(b)    The Sellers shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by the Sellers (whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.
(c)    All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
Section 2.06.    Contributions. The Herc Seller may from time to time at its option, by notice to the Purchaser on or prior to the date of the proposed contribution, identify Receivables which in lieu of selling pursuant to Section 2.02(b), it proposes to contribute to the Purchaser as a capital contribution (each, a “Contribution”). On the date of each such contribution and after giving effect thereto, the Purchaser shall own the Receivables so identified and contributed (collectively, the “Contributed Receivables”) and all Related Security with respect thereto. The foregoing notwithstanding, on the date of the initial Purchase hereunder the Herc Seller agrees to contribute to the Purchaser all Receivables which are not included in such initial Purchase.

ARTICLE III

CONDITIONS OF PURCHASES; ADDITIONAL SELLERS; TERMINATION OF SELLERS
Section 3.01.    Conditions Precedent to Initial Purchase from each Seller. The initial Purchase of Receivables from each of the Sellers hereunder is subject to the conditions precedent that the Purchaser shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:
(a)    Certified copies of the resolutions of the board of directors of each of the Sellers approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.
(b)    A certificate of an appropriate officer, director or manager, as applicable, of each of the Sellers certifying the names and true signatures of the officers of such Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

(c)    Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of the initial Purchase, naming the Sellers as the seller/debtor and the Purchaser as the purchaser/secured party, or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable Law to perfect the Purchaser’s ownership of and security interest in the Transferred Receivables and Related Security and Collections with respect thereto.
(d)    Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Transferred Receivables, Contracts or Related Security previously granted by the Sellers other than those identified on Schedule VI of the RFA.
(e)    Completed requests for information, dated on or before the date of such initial Purchase, listing the financing statements referred to in Section 3.01(c)  and all other effective financing statements filed in the jurisdictions referred to in Section 3.01(c) that name the applicable Seller as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Receivables, Contracts or Related Security).
(f)    Favorable opinions of K&L Gates LLP, counsel for the Sellers, in form and substance satisfactory to the Purchaser, as to such matters as the Purchaser may reasonably request.
(g)    Executed Account Control Agreements for each Concentration Account and to the extent required hereunder, each Collection Account - Class A, duly executed by the Purchaser and each Account Bank.
Section 3.02.    Conditions Precedent to All Transfers. Each Transfer (including the initial Purchases) hereunder shall be subject to the further conditions precedent that:
(a)    with respect to any such Transfer, on or prior to the date of such Purchase, the applicable Seller shall have delivered to the Purchaser, (i) if requested by the Purchaser, such Seller’s accounting records (which if in magnetic tape or diskette format shall be compatible with the Purchaser’s computer equipment) as of a date not more than thirty-one (31) days prior to the date of such Transfer, and (ii) a written report identifying, among other things, the Receivables to be included in such Transfer and such additional information concerning such Receivables as may reasonably be requested by the Purchaser;
(b)    with respect to any such Transfer, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser, a completed Seller Report for the most recently ended reporting period for which information is required pursuant to Section 6.02(b) and containing such additional information as may reasonably be requested by the Purchaser;
(c)    on the date of such Transfer the following statements shall be true (and the applicable Seller, by accepting the Purchase Price for such Purchase or by making such contribution pursuant to Section 2.06, shall be deemed to have certified that):
(i)    The representations and warranties contained in Section 4.01 are correct on and as of the date of such Transfer as though made on and as of such date,

(ii)    No event has occurred and is continuing, or would result from such Transfer, that constitutes an Event of Termination or an Unmatured Event of Termination,
(iii)    The Purchaser shall not have delivered to the Sellers a notice that the Purchaser shall not make any further Transfers hereunder; and
(d)    the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.
Notwithstanding the foregoing conditions precedent in Sections 3.02(c)(i) and (ii), upon payment of the Purchase Price for any Receivable (whether by payment of cash or through an increase in the Deferred Purchase Price) and upon each Contribution of a Receivable, title to such Receivable and the Related Security with respect thereto shall vest in the Purchaser, whether or not such conditions precedent to the Purchase were in fact satisfied. If any of the foregoing conditions precedent is not satisfied, the Purchaser shall have available to it (and shall not be deemed to have waived by reason of completing such Transfer) all applicable rights and remedies under Sections 2.04, 7.01 and 8.01 and otherwise.
Section 3.03.    Additional Sellers. Additional Persons may be added as Sellers hereunder, with the prior written consent of the Committed Lenders, which consents may be granted or withheld in their sole discretion; provided, that the following conditions are satisfied or waived in writing by the Administrative Agent and each Managing Agent on or before the date of such addition:
(a)    the Servicer shall have given the Purchaser, the Administrative Agent and each Managing Agent at least sixty (60) days’ prior written notice of such proposed addition and the identity of the proposed additional Seller and shall have provided such other information with respect to such proposed additional Seller as the Purchaser, the Administrative Agent or any Managing Agent may reasonably request;
(b)    such proposed additional Seller shall have executed and delivered to the Purchaser, the Administrative Agent and each Managing Agent an agreement substantially in the form attached hereto as Exhibit G (a “Joinder Agreement”);
(c)    such proposed additional Seller shall have delivered to the Purchaser and the Administrative Agent each of the documents with respect to such Seller described in Section 3.01, in each case in form and substance satisfactory to the Purchaser and the Administrative Agent;
(d)    each Managing Agent conducts appropriate credit and due diligence reviews with respect to the proposed additional Seller (including, without limitation, an audit or field exam of the proposed additional Seller, if applicable);
(e)    such addition shall not result in a Change in Control;
(f)    Exhibits B, E and F, as applicable, shall be amended to reflect the addition of such Seller; and
(g)    no Event of Termination, Unmatured Event of Termination, Event of Default or Unmatured Event of Default shall exist or shall result from such addition.
Section 3.04.    Termination of Sellers.

(a)    A Seller may submit a notice (the “Seller Termination Notice”) to the Purchaser, the Administrative Agent and each Managing Agent notifying them of its request to terminate its status as a Seller hereunder and specifying the date such termination is to take effect (the “Seller Termination Effective Date”).
(b)    The request to terminate such Seller shall be effective if the following conditions are satisfied:
(i)    the applicable Seller Termination Effective Date is at least sixty (60) days after the date of such Seller Termination Notice (or such earlier date to which the Purchaser, the Administrative Agent and each Managing Agent shall reasonably consent);
(ii)    the Servicer shall have delivered a pro forma Information Package showing that no Borrowing Base Deficiency shall exist after giving effect to such termination and, if applicable, excluding all Receivables originated by the Seller to be terminated;
(iii)    Exhibits B, E and F, as applicable, shall be amended to reflect the termination of such Seller; and
(iv)    if the Seller to be terminated is the Servicer, the Purchaser, the Administrative Agent and each Managing Agent shall have approved the successor Servicer.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.01.    Representations and Warranties of the Seller. Each Seller represent and warrant, in each case, as to itself, as follows:
(a)    Such Seller is a corporation a duly incorporated, validly existing and in good standing under the laws of the jurisdiction set forth in Exhibit F (as such Exhibit F may be amended from time to time in accordance with the terms hereof), and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a material adverse effect on (i) the interests of the Purchaser hereunder, (ii) the collectability of the Transferred Receivables, or (iii) the ability of such Seller or the Collection Agent to perform their respective obligations hereunder.
(b)    The execution, delivery and performance by such Seller of this Agreement and the other documents to be delivered by it hereunder, including such Seller’s sale and, solely with respect to the Herc Seller, the contribution of Receivables hereunder and such Seller’s use of the proceeds of Purchases, (i) are within such Seller’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) such Seller’s charter or by-laws, (2) any Law applicable to such Seller, (3) any contractual restriction binding on or affecting such Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of such Seller’s interest in the Transferred Receivables pursuant to this Agreement). This Agreement has been duly executed and delivered by such Seller.
(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Person that has not been made or obtained is required for the due execution, delivery and performance by such Seller of this Agreement, other than the filing of the UCC financing statements.
(d)    This Agreement constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    Sales and, solely with respect to the Herc Seller, contributions, made pursuant to this Agreement will constitute a valid sale, transfer, and assignment of the Transferred Receivables to the Purchaser, enforceable against creditors of, and purchasers from, such Seller. Such Seller shall have no remaining property interest in any Transferred Receivable.
(f)    The balance sheets of Herc Parent and its subsidiaries as at December 31, 2017, and the related statements of operations and retained earnings for the fiscal year then ended, fairly present the financial condition of such Seller and its subsidiaries as at such date and the results of the operations of such Seller and its subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 2017, there has been no material adverse change in the business, operations, property or financial or other condition of such Seller.
(g)    There is no pending or threatened action, investigation or proceeding affecting such Seller or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) other than as disclosed in the Herc Parent’s most recently filed annual, quarterly and periodic filings with the SEC, may materially adversely affect the financial condition or operations of such Seller and its Subsidiaries taken as a whole, or (ii) to the knowledge of such Seller, may materially adversely affect the ability of such Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.
(h)    No proceeds of any Purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.
(i)    No transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(j)    Each Receivable characterized in any Seller Report as an Eligible Receivable is, as of the date of such Seller Report, an Eligible Receivable. Each Transferred Receivable, together with the Related Security, is owned (immediately prior to its sale or, solely with respect to the Herc Seller, its contribution hereunder) by the applicable Seller free and clear of any Adverse Claim (other than any Adverse Claim (A) arising solely as the result of any action taken by the Purchaser or (B) identified on Schedule VI of the RFA). When the Purchaser makes a Purchase of a Purchased Receivable or receives a contribution of a Contributed Receivable it shall have a valid and perfected first priority ownership of such applicable Transferred Receivable and the Related

Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim (A) arising solely as the result of any action taken by the Purchaser or (B) identified on Schedule VI of the RFA), and no effective financing statement or other instrument similar in effect covering any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed in favor of Purchaser in accordance with this Agreement or in connection with any Adverse Claim (A) arising solely as the result of any action taken by the Purchaser or (B) identified on Schedule VI of the RFA.
(k)    Each Seller Report (if prepared by the applicable Seller, or to the extent that information contained therein is supplied by the applicable Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by such Seller to the Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
(l)    Such Seller is located in the jurisdiction of incorporation set forth for such Seller in Exhibit F for the purposes of Section 9-307 of the UCC as in effect in the State of New York; and the office in the jurisdiction of incorporation of such Seller in which a UCC financing statement is required to be filed in order to perfect the security interest granted by such Seller hereunder is set forth in Exhibit F (in each case as such Exhibit F may be amended from time to time pursuant to Section 5.01(b)). The office where such Seller keeps its records concerning the Transferred Receivables is located at the address or addresses referred to in Section 5.01(b). Such Seller has not changed its name or location in the five years preceding the date hereof except as set forth on Exhibit E.
(m)    The names and addresses of all the Account Banks, together with the account numbers of each Collection Account and each Concentration Account at such Account Banks (and the addresses of any related post office boxes), are specified in Exhibit B, and all Lock-Boxes are specified in Exhibit B; each Account Control Agreement for a Collection Account provides for an automatic daily sweep of funds in such Collection Account into the related Concentration Account, and the Account Control Agreement for the Concentration Account prohibits release of funds from the Concentration Account without the consent of the Administrative Agent following delivery of an Account Control Agreement Activation Notice.
(n)    Such Seller is not known by and does not use any tradename or doing-business-as name, other than as set forth on Schedule IV to the RFA.
(o)    With respect to any programs used by such Seller in the servicing of the Receivables, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent pursuant to Section 6.01 so that such new Collection Agent shall have the benefit of such programs (it being understood that, however, the Collection Agent, if other than such Seller, shall be required to be bound by a confidentiality agreement reasonably acceptable to such Seller).

(p)    The transfers of Transferred Receivables by such Seller to the Purchaser pursuant to this Agreement, and all other transactions between such Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller.
(q)    Such Seller has (i) timely filed all federal tax returns required to be filed, (ii) timely filed all other material state and local tax returns and (iii) paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges (other than any tax, assessment or governmental charge which is being contested in good faith and by proper proceedings, and with respect to which the obligation to pay such amount is adequately reserved against in accordance with GAAP); provided, that such requirement is satisfied to the extent such Seller is part of a consolidated group that satisfies the foregoing requirements.
(r)    Such Seller shall use commercially reasonable efforts to direct all Collections to be deposited directly into a Concentration Account.
Section 4.02.    Article 9 Representations and Warranties. Each Seller represent and warrant as follows:
(a)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables sold or contributed by such Seller in favor of the Purchaser, which security interest is prior to all Adverse Claims other than those identified on Schedule VI of the RFA, and is enforceable as such against creditors of and purchasers from such Seller.
(b)    The Receivables sold or contributed by such Seller constitute “accounts” within the meaning of the applicable UCC.
(c)    Immediately prior to each sale or contribution by such Seller of Receivables hereunder, such Seller owns and has good and marketable title to such Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person other than those identified on Schedule VI of the RFA.
(d)    Such Seller has caused or will have caused, within ten (10) days of the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect the security interest in the Receivables sold or contributed by such Seller granted to the Purchaser by such Seller hereunder, subject to those interests referenced in Schedule VI of the RFA.
(e)    Other than the security interest granted to the Purchaser by such Seller pursuant to this Agreement, and those security interests referenced in Schedule VI of the RFA, such Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables sold or contributed by such Seller. Such Seller has not authorized the filing of and is not aware of any financing statements against such Seller that include a description of collateral covering the Receivables sold or contributed by such Seller other than any financing statement relating to the security interest granted to the Purchaser hereunder, those security interests referenced in Schedule VI of the RFA, or any financing statement that has been terminated. Such Seller is not aware of (i) any judgment or tax lien filings against such Seller which resulted in or would result in a lien on, or would otherwise affect, any Transferred Receivable, other than immaterial judgment or tax liens being properly contested in good faith and in effect for no more than thirty (30) days.
ARTICLE V

COVENANTS
Section 5.01.    Covenants of the Sellers. From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables:
(a)    Compliance with Laws, Etc. Each of the Sellers will comply in all material respects with all applicable Law and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure to comply with such Law or the failure to preserve and maintain such rights, franchises, qualifications, and privileges would not materially adversely affect the collectability of the Transferred Receivables or such Seller’s ability to perform its obligations under this Agreement.
(b)    Offices, Records, Name and Organization. Each of the Sellers will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables at the address of such Seller set forth on Exhibit E hereto or, upon thirty (30) days’ prior written notice to the Purchaser, at any other locations within the United States. No Seller will change its name or its state of organization, unless (i) such Seller shall have provided the Purchaser and (prior to the RFA Final Payment Date) the Administrative Agent with at least thirty (30) days’ prior written notice thereof, together with an updated Exhibit F, and (ii) no later than the effective date of such change, all actions required by Section 5.01(j) shall have been taken and completed. Upon confirmation by the Purchaser’s assignee (prior to the RFA Final Payment Date) or the Purchaser (following the RFA Final Payment Date) of receipt of any such notice (together with an updated Exhibit F) and the completion, as aforesaid, of all actions required by Section 5.01(j), Exhibit F shall, without further action by any party, be deemed to be amended and replaced by the updated Exhibit F accompanying such notice. Each Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable).
(c)    Performance and Compliance with Contracts and Credit and Collection Guidelines. Each of the Sellers will, at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables, and timely and fully comply in all material respects with the Credit and Collection Guidelines in regard to each Transferred Receivable and the related Contract.
(d)    Sales, Liens, Etc. Except for the sales and, solely with respect to the Herc Seller, contributions of Receivables contemplated herein, no Seller will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than those identified on Schedule VI of the RFA) upon or with respect to, any Transferred Receivable (other than an inadvertent Adverse Claim with respect to a Transferred Receivable treated as not qualifying as an Eligible Receivable due to the application of clause (g) of the definition thereof, and as to which any resulting required adjustment to the Borrowing Base shall have been made and any actions required to be taken as a result of any such adjustment shall have been completed), Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.
(e)    Extension or Amendment of Transferred Receivables. Except as provided in Section 6.02(c), the Sellers will not extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.
(f)    Change in Business or Credit and Collection Guidelines. No Seller will make any change in the character of their business or in the Credit and Collection Guidelines that would, in either case, adversely affect the collectability of the Transferred Receivables or the ability of such Seller to perform their obligations under this Agreement.
(g)    Change in Payment Instructions to Obligors. No Seller will add or terminate any post office box, bank, or bank account as a Lock-Box, Account Bank or Bank Account from those listed in Exhibit B, or make any change in their instructions to Obligors regarding payments to be made to any Lock-Box or Bank Account, unless the Purchaser and (prior to the RFA Final Payment Date) the Administrative Agent shall have received notice of such addition, termination or change (including an updated Exhibit B) and receives fully executed Account Control Agreement with each new Account Bank or with respect to each new Lock-Box or Bank Account, or evidence that such Lock Box or Bank Account is subject to an existing Account Control Agreement, within thirty (30) days after the creation thereof. Upon confirmation by the Purchaser’s assignee (prior to the RFA Final Payment Date) or the Purchaser (following the RFA Final Payment Date) of receipt of any such notice and the related documents, Exhibit B hereto shall, without further action by any party, be deemed to be amended and replaced by the updated Exhibit B accompanying such notice.
(h)    Deposits to Lock-Boxes and Bank Accounts. Each of the Sellers will instruct their respective Obligors to remit all their payments in respect of Transferred Receivables to Lock-Boxes or Bank Accounts. If a Seller shall receive any Collections directly, they shall immediately (and in any event within two (2) Business Days) deposit the same to a Lock-Box or a Bank Account. No Seller will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Bank Account cash or cash proceeds other than Collections of Transferred Receivables; provided, that if a Seller mistakenly or erroneously deposits or credits to any Bank Account cash or cash proceeds other than Collections of Transferred Receivables, such Seller shall immediately (and in any event within two (2) Business Days) withdraw such mistakenly or erroneously deposited or credited amount.
(i)    Audits. Each of the Sellers will, upon at least two (2) Business Days’ prior notice and during regular business hours as requested by the Purchaser or its assigns, permit the Purchaser, or its agents, representatives or assigns, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller relating to Transferred

Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Seller for the purpose of examining such materials described in clause (i) of this Section 5.01(i), and to discuss matters relating to Transferred Receivables and the Related Security or such Seller’s performance hereunder or under the Contracts with any of the officers or employees of such Seller having knowledge of such matters; provided, that representatives of such Seller may be present during any such visits, inspections and discussions.
(j)    Further Assurances. Each of the Sellers:
(i)    agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Purchaser or its assignee may reasonably request, to perfect, protect or more fully evidence, or to maintain the priority of, the sale and, solely with respect to the Herc Seller, the contribution of Receivables under this Agreement, or to enable the Purchaser or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, each Seller will, upon the request of the Purchaser or its assignee, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables and any security interest in other assets of such Seller granted hereunder; and (B) deliver to the Purchaser copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser’s computer equipment).
(ii)    authorizes the Purchaser or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables and the Related Security, the related Contracts and the Collections with respect thereto, and any other assets of such Seller in which a security interest is granted hereunder.
(iii)    shall perform their obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Receivables had not been sold or transferred.
(k)    Reporting Requirements. Each of the Sellers will provide to the Purchaser the following (which may, to the extent provided herein, be delivered by making the same available on the Herc Parent’s investor relations website at http://ir.hercrentals.com):
(i)    as soon as available, but in any event not later than the fifth (5th) Business Day after the 105th day following the end of each fiscal year of the Herc Parent (or such longer period as may be permitted by the SEC for the filing of annual reports on Form 10-K) (commencing with the fiscal year ended December 31, 2018, a consolidated balance sheet of the Herc Parent and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, by independent certified public accountants of nationally recognized standing (it being agreed that the furnishing of the Herc Parent’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Performance Guarantor’s obligation under this Section with respect to such year, and provided further it being agreed that such annual report shall be deemed delivered on the date of the posting of such report on the Herc Parent’s investor relations website or by the Herc Parent providing a link to such report on its website);
(ii)    as soon as available, but in any event not later than the fifth (5th) Business Day after the 50th day following the end of each of the first three quarterly periods of each fiscal year of the Herc Parent (or such longer period as may be permitted by the SEC for the filing of quarterly reports on Form 10-Q), (commencing with the fiscal quarter ended September 30, 2018), a copy of the unaudited condensed consolidated balance sheet of the Herc Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited condensed consolidated statements of operations of the Herc Parent and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form the figures for and as of the corresponding periods of the previous year, accompanied by a certificate of a financial officer of the Herc Parent, which certificate shall state that such unaudited condensed consolidated financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Herc Parent and its consolidated Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such period (it being agreed that the furnishing of the Herc Parent’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, will satisfy each Seller’s obligations under this Section with respect to such quarter, and provided further it being agreed that such quarterly report shall be deemed delivered on the date of the posting of such report on the Herc Parent’s investor relations website or by the Herc Parent providing a link to such report on its investor relations website);
(iii)    as soon as possible and in any event within five (5) Business Days after becoming aware of the occurrence of any Event of Termination or Unmatured Event of Termination, a statement of the chief financial officer of such Seller setting forth details of such Event of Termination or Unmatured Event of Termination and the action that such Seller has taken and proposes to take with respect thereto;
(iv)    promptly after the filing thereof, but in any event not later than the fifth (5th) Business Day after such filing, copies of all reports and registration statements that such Seller or any Subsidiary files with the SEC or any national securities exchange (it being agreed that such copies shall be deemed delivered on the date of the posting of such copies on the Herc Parent’s investor relations website or by the Herc Parent providing a link to such copies on its investor relations website);
(v)    promptly after the filing or receiving thereof, copies of all reports and notices that such Seller or any of its Affiliates file under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Seller or any of its Affiliates receive from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Seller or any of its Affiliates are or were, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on such Seller and/or any such Affiliate in excess of $5,000,000;
(vi)    at least thirty (30) days prior to any change in such Seller’s name or jurisdiction of organization, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;
(vii)    such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of such Seller as the Purchaser may from time to time reasonably request.
(l)    Separate Conduct of Business. Each of the Sellers will: (i) maintain separate corporate records and books of account from those of the Purchaser; (ii) conduct its business from an office separate from that of the Purchaser (but which may be located in the same facility as the Purchaser); (iii) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name; (iv) have stationery and other business forms and a mailing address and a telephone number separate from those of the Purchaser; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (vi) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the RFA; (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (viii) disclose on Herc Parent’s annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with GAAP and (B) that the assets of the Purchaser are not available to pay its creditors.
Section 5.02.    Grant of Security Interest. To secure all obligations of the Sellers arising in connection with this Agreement, and each other agreement entered into in connection with this Agreement, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, Indemnified Amounts, payments on account of Collections received or deemed to be received, and any other amounts due the Purchaser hereunder, each of the Sellers hereby assigns and grants to Purchaser a security interest in all of such Seller’s right, title and interest now or hereafter existing in, to and under all Receivables which do not constitute Transferred Receivables, the Related Security and all Collections with regard thereto.
Section 5.03.    Covenant of the Sellers and the Purchaser. The Sellers and the Purchaser have structured this Agreement with the intention that each Purchase of Receivables hereunder be treated as a sale of such Receivables by the applicable Seller to the Purchaser for all purposes and each contribution of Receivables by the Herc Seller hereunder shall be treated as an absolute transfer of such Receivables by the Herc Seller to the Purchaser for all purposes (except that, in accordance with applicable tax principles, each purchase and contribution shall be ignored for tax reporting purposes). The Sellers and the Purchaser shall record each Purchase and, solely with respect to the Herc Seller, each contribution as a sale or purchase or capital contribution, as the case may be, on its books and records, and reflect each Purchase and, solely with respect to the Herc Seller, each contribution in its financial statements as a sale or purchase or capital contribution, as the case may be. In the event that, contrary to the mutual intent of the Sellers and the Purchaser, any Purchase or contribution of Receivables hereunder is not characterized as a sale or absolute transfer, the applicable Seller shall, effective as of the date hereof, be deemed to have granted (and such Seller hereby does grant) to the Purchaser a first priority security interest in and to any and all Receivables, the Related Security and the Collections and

other proceeds thereof to secure the repayment of all amounts advanced to the Sellers hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.
ARTICLE VI

ADMINISTRATION AND COLLECTION
Section 6.01.    Designation of Collection Agent. The servicing, administration and collection of the Transferred Receivables shall be conducted by such Person (the “Collection Agent”) so designated hereunder from time to time. Until the RFA Final Payment Date, the Herc Seller (or such other Person as may be designated as “Servicer” from time to time under the RFA) is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent, and the duties of the Collection Agent shall be deemed performed by performance of the Servicer under the RFA pursuant to the terms thereof. In the event of any conflict between the terms of the RFA and this Agreement regarding the duties of the Servicer or Collection Agent, the terms of the RFA shall prevail. Following the RFA Final Payment Date, the Purchaser, by notice to the Sellers, may designate as Collection Agent any Person (including itself) to succeed the Herc Seller or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. Upon the Herc Seller’s receipt of such notice, the Herc Seller agrees that it will terminate its activities as Collection Agent hereunder in a manner which the Purchaser (or its designee) believes will facilitate the transition of the performance of such activities to the new Collection Agent, and the Herc Seller shall use its best efforts to assist the Purchaser (or its designee) to take over the servicing, administration and collection of the Transferred Receivables, including, without limitation, providing access to and copies of all computer tapes or disks and other documents or instruments that evidence or relate to Transferred Receivables maintained in its capacity as Collection Agent and access to all employees and officers of the Herc Seller responsible with respect thereto. The Collection Agent may, with the prior consent of the Purchaser, subcontract with any other Person for the servicing, administration or collection of Transferred Receivables. Any such subcontract shall not affect the Collection Agent’s liability for performance of its duties and obligations pursuant to the terms hereof, and any such subcontract shall terminate upon designation of a successor Collection Agent.
Section 6.02.    Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with applicable Law, with reasonable care and diligence, and in accordance with the Credit and Collection Guidelines. The Purchaser hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01, as agent to enforce its ownership and other rights in the Transferred Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned the Transferred Receivables and shall act in the best interests of the Purchaser and its assignees.
(b)    As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, the Collection Agent shall prepare and forward to the Purchaser (i) a Seller Report, relating to all then outstanding Transferred Receivables, and the Related Security and Collections with respect thereto, in each case, as of the close of business of the Collection Agent on the last day of the immediately preceding month, and (ii) if requested by the Purchaser, a listing by Obligor of all Transferred Receivables, together with an aging report of such Transferred Receivables.
(c)    If no Event of Termination or Unmatured Event of Termination shall have occurred and be continuing, the Herc Seller, while it is the Collection Agent, may, in accordance with the terms and general intent of the Credit and Collection Guidelines, extend the maturity or adjust the Outstanding Balance of any Transferred Receivable as the Herc Seller deems appropriate to maximize Collections thereof, or otherwise amend or modify other terms of any Transferred Receivable; provided, that, if the Credit and Collection Guidelines do not address any such action or type of action, the Herc Seller shall exercise the same care and apply the same policies as it would exercise and apply if it still owned the Transferred Receivables and acts in the best interest of the Purchaser and its assignees.
(d)    The Sellers shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Sellers and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.
(e)    The Collection Agent shall as soon as practicable following receipt turn over to each Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Transferred Receivables, less, in the event such Seller is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of the Collection Agent of servicing, collecting and administering the Receivables to the extent not covered by the Collection Agent Fee received by it.
(f)    The Collection Agent also shall perform the other obligations of the “Collection Agent” set forth in this Agreement with respect to the Transferred Receivables.
Section 6.03.    Collection Agent Fee. The Purchaser shall pay to the Collection Agent, so long as it is acting as the Collection Agent hereunder, a periodic collection fee (the “Collection Agent Fee”) of 1.25% per annum on the average daily aggregate Outstanding Balance of the Transferred Receivables, payable on each Settlement Date or such other day during each calendar month as the Purchaser and the Collection Agent shall agree; provided, that until the RFA Final Payment Date, the Collection Agent Fee shall be deemed paid by the payment of the Servicing Fee under the RFA and no separate fee shall be payable hereunder.
Section 6.04.    Certain Rights of the Purchaser. (a) The Purchaser may, at any time, give notice of ownership and/or direct the Obligors of Transferred Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Purchaser or its designee. Each Seller hereby transfers to the Purchaser (and its assigns and designees) the exclusive ownership and control of any Lock-Boxes and Collection Accounts – Class A maintained by such Seller for the purpose of receiving Collections. At any time after the date of this Agreement, a Seller may transfer exclusive ownership and control of any Collection Account – Class B to the Purchaser pursuant to the agreement of the parties hereto.
(b)    The Sellers shall, at any time upon the Purchaser’s request and at such Seller’s expense, give notice of the Purchaser’s ownership to each Obligor of Transferred Receivables and direct that payments of all amounts payable under the Transferred Receivables be made directly to the Purchaser or its designee.
(c)    At the Purchaser’s request and at each Seller’s expense, such Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Transferred Receivables, and shall make the same available to the Purchaser at a place selected by the

Purchaser or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Receivables in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Purchaser or its designee. The Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.
(d)    Each of the Sellers authorizes the Purchaser to take any and all steps in such Seller’s name and on behalf of such Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing such Seller’s name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security and related Contracts.
Section 6.05.    Rights and Remedies. (a) If a Seller or the Collection Agent fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) itself perform, or cause performance of, such obligation, and, if a Seller (as Collection Agent or otherwise) fails to so perform, the costs and expenses of the Purchaser incurred in connection therewith shall be payable by such Seller as provided in Article VIII or Section 9.04 as applicable.
(b)    Each Seller shall perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if such Seller had not sold or, solely with respect to the Herc Seller, contributed Receivables hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve any Seller from such obligations or its obligations with respect to the Transferred Receivables. The Purchaser shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Purchaser be obligated to perform any of the obligations of the applicable Seller thereunder.
(c)    The Sellers shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.
(d)    Each of the Sellers hereby grants to Collection Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by Purchaser (whether or not from such Seller) in connection with any Transferred Receivable.
Section 6.06.    Transfer of Records to Purchaser. Each purchase and contribution of Receivables hereunder shall include the transfer to the Purchaser of all of the applicable Seller’s right and title to and interest in the records relating to such Receivables and shall include an irrevocable non-exclusive license to the use of such Seller’s computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or become Defaulted Receivables.
Each Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense) to the use of such Seller’s computer software system to access and create such records.

In recognition of each Seller’s need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to such Seller an irrevocable license to access such records in connection with any activity arising in the ordinary course of such Seller’s business or in performance of its duties as Collection Agent; provided, that (i) such Seller shall not disrupt or otherwise interfere with the Purchaser’s use of and access to such records during such license period and (ii) such Seller consents to the assignment and delivery of the records (including any information contained therein relating to such Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.
ARTICLE VII

EVENTS OF TERMINATION
Section 7.01.    Events of Termination. If any of the following events (“Events of Termination”) shall occur and be continuing:
(a)    The Collection Agent (i) shall fail to perform or observe any material term, covenant or agreement under this Agreement (other than as referred to in clause (ii) or (iii) of this Section 7.01(a)) and such failure shall remain unremedied for five (5) Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement (other than as required under Section 2.04(a) or 2.04(b)) and such failure shall continue unremedied for two (2) Business Days, or (iii) shall fail to deliver any Seller Report when required; or
(b)    A Seller shall fail to make any payment required under Section 2.04(a) or 2.04(b); or
(c)    Any representation or warranty made or deemed made by a Seller (or any of its officers) under or in connection with this Agreement or any information or report delivered by a Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and shall remain incorrect or untrue for thirty (30) days after notice thereof to such Seller; or
(d)    A Seller shall fail to perform or observe (i) any term, covenant or agreement contained in this Agreement (other than as referred to in Section 7.01(b) or clause (ii) of this Section 7.01(d)) on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after notice thereof shall have been given to such Seller by the Purchaser or its assignees, or (ii) any covenant applicable to it contained in Section 5.01(d), 5.01(g) or 5.01(h); or
(e)    A Seller or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $100,000,000, in each case, in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt; or any other default in the observance or performance of any agreement or condition under any agreement, mortgage, indenture or instrument relating to any such Debt and such default shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if, in either case:

(A) the effect of such non-payment or other default is to give the applicable debtholders, with the giving of notice or lapse of time if required, the right to accelerate the maturity of such Debt; (B) such time shall have lapsed and, if any notice shall be required to commence a grace period or declare the occurrence of an event of default before notice of acceleration may be delivered, such default notice shall have been given; and (C) such default shall not have been remedied or waived by or on behalf of such holder or holders;
(f)    Any Purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid and perfected ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim other than as identified on Schedule VI of the RFA (and other than an inadvertent Adverse Claim with respect to any such Receivable treated as not qualifying as an Eligible Receivable due to the application of clause (g) of the definition thereof, and as to which any resulting required adjustment to the Borrowing Base shall have been made and any actions required to be taken as a result of any such adjustment shall have been completed); or
(g)    A Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against a Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or a Seller shall take any corporate action to authorize any of the actions set forth in this Section 7.01(g); or
(h)    one or more judgments or decrees (including for such purpose any claims for taxes resulting in a tax lien) involving a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within sixty (60) days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $50,000,000 shall be entered against a Seller, the Collection Agent or any of their Subsidiaries and such judgments or decrees shall not have been vacated, dismissed, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;
(i)    An “Event of Default” shall have occurred and be continuing beyond any applicable grace or cure period under the RFA;
(j)    There shall have occurred any material adverse change in the financial condition or operations of a Seller since December 31, 2017; or there shall have occurred any event which may materially adversely affect the collectability of the Transferred Receivables or the ability of a Seller to collect Transferred Receivables or otherwise perform its obligations under this Agreement; or
(k)    (i) This Agreement shall, in whole or in part, cease to be effective or to be the legally valid, binding and enforceable obligation of a Seller except in accordance with its terms or with the consent of the parties thereto and of the Agent or (ii) a Seller shall directly or indirectly contest such effectiveness, validity, binding nature or enforceability of this Agreement;
then, and in any such event, the Purchaser or its assignee may, by notice to the Sellers, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent (but subject, prior to the RFA Final Payment Date, to the designation made under the RFA), designate another Person to succeed the Herc Seller as Collection Agent; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in Section 7.01(g), the Facility Termination Date shall occur, the Herc Seller (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Purchaser (or its assigns or designees) shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable Law, which rights and remedies shall be cumulative.
ARTICLE VIII

INDEMNIFICATION
Section 8.01.    Indemnities by the Seller. Without limiting any other rights which the Purchaser may have hereunder or under applicable Law, each of the Sellers hereby agrees to indemnify the Purchaser and its assigns and transferees (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by any Indemnified Party arising out of or as a result of this Agreement or the Purchase or contribution of any Transferred Receivables or in respect of any Transferred Receivable or any Contract, including, without limitation, arising out of or as a result of:
(i)    the characterization in any Seller Report or other statement made by such Seller of any Transferred Receivable as an Eligible Receivable which is not an Eligible Receivable as of the date of such Seller Report or statement;
(ii)    any representation or warranty or statement made or deemed made by such Seller (or any of its officers) under or in connection with this Agreement, which shall have been incorrect in any material respect when made;
(iii)    the failure by such Seller to comply with any applicable Law with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable Law;
(iv)    the failure to vest in the Purchaser absolute ownership interest in the Receivables that are, or that purport to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim other than those identified on Schedule VI of the RFA;
(v)    the failure of such Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Law with respect to any Receivables that are, or that purport to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any Purchase or contribution or at any subsequent time;
(vi)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a Purchase or contribution under this Agreement (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable or any Contract related thereto (if such collection activities were performed by the Herc Seller acting as Collection Agent or any of its Affiliates or by any agent or independent contractor retained by such Seller or any of its Affiliates);
(vii)    any products liability, environmental or other claim by an Obligor or other third party arising out of or in connection with merchandise, or services which are the subject of any Receivable or the related Contract;
(viii)    the commingling of Collections of Transferred Receivables by such Seller at any time with other funds;
(ix)    any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Receivables, the Related Security, or Collections with respect thereto or in respect of any Receivable, Related Security or Contract (including, without limitation, in connection with the preparation of a defense or appearing as a third party witness in connection therewith and regardless of whether such investigation, litigation or proceeding is brought by such Seller, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto);
(x)    any failure of such Seller to perform their duties or obligations in accordance with the provisions hereof or under the Contracts;
(xi)    any failure or delay of such Seller in providing any Obligor with an invoice or other evidence of indebtedness;
(xii)    any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Herc Seller hereunder;
(xiii)    any claim brought by any Person other than an Indemnified Party arising from any activity by such Seller or any Affiliate of such Seller in servicing, administering or collecting any Transferred Receivable; or
(xiv)    any Dilution with respect to any Transferred Receivable.
It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectability or payment of the Transferred Receivables and (ii) that nothing in this Section 8.01 shall require the Sellers to indemnify any Person (A) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, or (C) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Receivable or any Contract.
Section 8.02.    Indemnities by the Collection Agent. Without limiting any other rights which the Purchaser may have hereunder or under applicable Law, the Collection Agent hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party relating to or resulting from any of the following:
(i)    the failure of any information provided by or on behalf of the Collection Agent, in its capacity as Collection Agent, for inclusion in any Seller Report to be true and correct, or the failure of any other information required to be provided to such Indemnified Party by, or on behalf of, the Collection Agent to be true and correct;
(ii)    the failure of any representation, warranty or statement made or deemed made by the Collection Agent (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made;
(iii)    the failure by the Collection Agent to comply with any applicable Law with respect to any Receivable or the related Contract;
(iv)    any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables resulting from or related to the collection activities of the Collection Agent with respect to such Receivable;
(v)    the commingling by the Collection Agent of Collections at any time with other funds; or
(vi)    any failure to perform the Collection Agent’s duties or obligations in accordance with the provisions hereof.
ARTICLE IX

MISCELLANEOUS
Section 9.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Sellers therefrom shall be effective unless in a writing signed by the Purchaser and, in the case of any amendment, also signed by the Sellers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Notwithstanding any other provision of this Section 9.01, (i) Exhibits B and F hereto may be amended in accordance with the procedures set forth in Sections 5.01(g) and 5.01(b), respectively, and (ii) the provisions of Section 4.02 may not be amended or waived without confirmation from Standard & Poor’s Ratings Services that the rating of the commercial paper notes of any assignee of Purchaser which in the ordinary course of its business issues commercial paper to fund the purchase of, or the making of loans secured by, accounts and other financial assets, will not be reduced or withdrawn as a result thereof.

Section 9.02.    Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including electronic mail communication) and be faxed or delivered, to each party hereto, at its address set forth on Exhibit E or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by electronic mail shall be effective when verbal confirmation of receipt is obtained by telephone, and notices and communications sent by other means shall be effective when received.
Section 9.03.    Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Sellers, the Purchaser and their respective successors and assigns; provided, however, that the Sellers may not assign their rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Receivables, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.
(b)    This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by a Seller pursuant to Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.
Section 9.04.    Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Purchaser pursuant to Article VIII hereof, each of the Sellers agrees to pay on demand all reasonable and documented costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and each of the Sellers agrees to pay all reasonable and documented costs and expenses, if any (including reasonable and documented counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Transferred Receivables which are not paid on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor.
(b)    In addition, each Seller agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and each Seller agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
Section 9.05.    No Proceedings. Each Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any proceeding of the type referred to in Section 7.01(g) so long as there shall not have elapsed one (1) year plus one (1) day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

Section 9.06.    Confidentiality. Unless otherwise required by applicable Law, each party hereto agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided, that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, (ii) as required by the rules of any stock exchange; (iii) to such party’s legal counsel, accountants and auditors and the Purchaser’s assignees, if they agree in each case to hold it confidential or are otherwise under a professional duty to maintain the confidentiality of such information, (iv) as required or requested by U.S. securities Laws, any other Law, subpoena, or other legal process (including, without limitation, the filing of this Agreement with the SEC as an exhibit to any report filed on Form 8-K, 10-K or 10-Q under the Securities Exchange Act of 1934), (v) if required in connection with any litigation or dispute between the parties hereto and (vi) as such disclosure may be permitted pursuant to the RFA. For the avoidance of doubt, Herc Parent may make any public announcement or disclosure which Herc Parent determines (including, but not limited to through the advice of its counsel, which may include internal counsel) to be necessary or advisable under the rules and regulations of the New York Stock Exchange or the SEC, under Applicable Law and/or industry regulations, or as may be required by judicial process, without any prior approval of the Purchaser.
Section 9.07.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO), EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTEREST OF THE PURCHASER IN THE RECEIVABLES ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 9.08.    Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Purchaser may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and each Seller hereby consents to any such assignments. All such assignees, including parties to the RFA in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser’s rights and remedies under, this Agreement to the same extent as if they were parties hereto, except to the extent specifically limited under the terms of their assignment.
Section 9.09.    Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by e-mail transmission), each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
Section 9.10.    Consent to Jurisdiction. (a) EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
(b)    Each party hereto consents to the service of any and all process in any such action or proceeding by the mailing or delivery of copies of such process to it at its address specified in Section 9.02 by registered mail or by overnight courier service which is equipped with a delivery tracking system. Nothing in this Section 9.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.
Section 9.11.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WITH RESPECT TO CONTRACT CLAIMS. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A JUDGE WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HERC SELLER AND COLLECTION AGENT:	HERC RENTALS INC. By: Title:

PURCHASER:	HERC RECEIVABLES U.S. LLC By: Title:

EXHIBIT A

CREDIT AND COLLECTION GUIDELINES

    A-1

EXHIBIT B

BANK ACCOUNTS & LOCK-BOXES
BANK ACCOUNTS

Concentration Accounts Account Bank Account Number Related Lock-Box (if any) Wells Fargo Bank, N.A. [Intentionally omitted] [Intentionally omitted]
Lock-Boxes:

Account Bank	Related Concentration or Collection Account Number into which this Lock-Box deposits

Wells Fargo Bank, N.A.	[Intentionally omitted]

    B-1

EXHIBIT C
FORM OF
DEFERRED PURCHASE PRICE NOTE
Bonita Springs, Florida
________, 20__
FOR VALUE RECEIVED, HERC RECEIVABLES U.S. LLC, a Delaware limited liability company (the “Purchaser”), hereby promises to pay to ____________________ (the “Seller”) the principal amount of this Note, determined as described below, together with interest thereon at a rate per annum equal at all times to [___%] per annum above the Term SOFR Rate for periods of one month, in each case in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase and Contribution Agreement dated as of September 17, 2018 between the Seller, [Herc Rentals Inc.] and the Purchaser (such agreement, as it may from time to time be amended, restated, supplemented or otherwise modified in accordance with its terms, the “Purchase and Contribution Agreement”). This Note is the note referred to in the definition of “Deferred Purchase Price” in the Purchase and Contribution Agreement.
The aggregate principal amount of this Note at any time shall be equal to the difference between (a) the sum of the aggregate principal amount of this Note on the date of the issuance hereof and each addition to the principal amount of this Note pursuant to the terms of Section 2.02 of the Purchase and Contribution Agreement minus (b) the aggregate amount of all payments made in respect of the principal amount of this Note, in each case, as recorded on the schedule annexed to and constituting a part of this Note, but failure to so record shall not affect the obligations of the Purchaser to the Seller.
The entire principal amount of this Note shall be due and payable one (1) year and one (1) day after the Facility Termination Date or such later date as may be agreed in writing by the Seller and the Purchaser. The principal amount of this Note may, at the option of the Purchaser, be prepaid in whole at any time or in part from time to time. Interest on this Note shall be paid in arrears on each Settlement Date, at maturity and thereafter on demand. All payments hereunder shall be made by wire transfer of immediately available funds to such account of the Seller as the Seller may designate in writing.
Notwithstanding any other provisions contained in this Note, in no event shall the rate of interest payable by the Purchaser under this Note exceed the highest rate of interest permissible under applicable Law.
The obligations of the Purchaser under this Note are subordinated in right of payment, to the extent set forth in Section 2.03(c) of the Purchase and Contribution Agreement, to the prior payment in full of all loans, advances, interest, fees and other obligations of the Purchaser under the RFA.
Notwithstanding any provision to the contrary in this Note or elsewhere, other than with respect to payments specifically permitted by Section 2.03(c) of the Purchase and Contribution Agreement, no demand for any payment may be made hereunder, no payment shall be due with respect hereto and the Seller shall have no claim for any payment hereunder prior to the occurrence of the

Facility Termination Date and then only on the date, if ever, when all loans, advances, interest, fees and other obligations owing under the RFA shall have been paid in full.
In the event that, notwithstanding the foregoing provision limiting such payment, the Seller shall receive any payment or distribution on this Note which is not specifically permitted by Section 2.03(c) of the Purchase and Contribution Agreement, such payment shall be received and held in trust by the Seller for the benefit of the entities to whom the obligations are owed under the RFA and shall be promptly paid over to such entities.
The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.
Neither this Note, nor any right of the Seller to receive payments hereunder, shall, without the prior written consent of the Purchaser and (prior to the RFA Final Payment Date) the Administrative Agent under the RFA, be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
HERC RECEIVABLES U.S. LLC
By:
Title:

SCHEDULE TO DEFERRED PURCHASE PRICE NOTE

Date	Addition to Principal Amount	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT D
FORM OF PURCHASER LOAN NOTE

New York, New York
$______________	________, 20__

FOR VALUE RECEIVED, ________________, a __________ corporation (the “Company”), hereby promises to pay to HERC RECEIVABLES U.S. LLC, a Delaware limited liability company (the “Lender”), no later than twelve (12) months from the date hereof or on demand if sooner made, the principal sum of ____________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Purchaser Loans made by the Lender to the Company under the Purchase and Contribution Agreement referred to below), and to pay on each Settlement Date interest on the unpaid principal amount of the Purchaser Loans at a rate per annum equal at all times to 1% per annum above the Term SOFR Rate for periods of one month, in each case in lawful money of the United States of America and in immediately available funds.
The date and amount of each Purchaser Loan made by the Lender to the Company from the date hereof until the repayment of all sums due hereunder, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.
This Note is the Purchaser Loan Note referred to in the Purchase and Contribution Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Contribution Agreement”) dated as of September 17, 2018 between the Company, [Herc Rentals, Inc.] and the Lender, as the Sellers and the Purchaser, respectively, and evidences Purchaser Loans made by the Lender thereunder. Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Purchase and Contribution Agreement.
The principal amount of this Note may, at the option of the Company, be prepaid in whole at any time or in part from time to time. Subject to the terms and conditions set forth herein and in the Purchase and Contribution Agreement, the Company may borrow, prepay and re-borrow the Purchaser Loan.
Notwithstanding any other provisions contained in this Note, in no event shall the rate of interest payable by the Company under this Note exceed the highest rate of interest permissible under applicable Law.
The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever with respect to this Note.
In the event the Lender shall refer this Note to an attorney for collection, the Company agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees, whether or not suit is instituted.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[______________]
By:
Name:
Title:

SCHEDULE TO PURCHASER LOAN NOTE

Date	Amount of Purchaser Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT E
ADDRESSES AND PRIOR NAMES

HERC SELLER:	HERC RENTALS INC. 27500 Riverview Center Blvd. Bonita Springs, FL 34134 Attention: Controller

PURCHASER:	HERC RECEIVABLES U.S. LLC 27500 Riverview Center Blvd., Suite 300 Bonita Springs, FL 34134 Attention: Treasurer

Prior principal place of business and chief executive office of the Herc Seller:	225 Brae Blvd., Park Ridge, NJ 07656

Prior names of the Herc Seller:	Hertz Equipment Rental Corporation

    E-1

EXHIBIT F
SELLER UCC INFORMATION
Name: HERC RENTALS INC.
Address: 27500 Riverview Center Blvd., Bonita Springs, FL 34134
Jurisdiction of Organization: Delaware
UCC Filing Office: Delaware Secretary of State
    G-1

EXHIBIT G
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of ___________, 20___ (this “Agreement”) is executed by__________, a ______________ organized under the laws of __________ (the “Additional Seller”), with its principal place of business located at __________.
BACKGROUND:
A.    Herc Receivables U.S. LLC, a Delaware limited liability company (the “Purchaser”), and the various entities from time to time party thereto, as Seller (collectively, the “Sellers”), have entered into that certain Purchase and Contribution Agreement, dated as of September 17, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Contribution Agreement”).
B.    The Additional Seller desires to become a Seller pursuant to Section 3.03 of the Purchase and Contribution Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Seller hereby agrees as follows:
SECTION 1.    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Contribution Agreement or in the RFA (as defined in the Purchase and Contribution Agreement).
SECTION 2.    Transaction Documents. The Additional Seller hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Contribution Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Seller has complied with all of the requirements of Section 3.03 of the Purchase and Contribution Agreement, the Additional Seller shall be a Seller for all purposes of the Purchase and Contribution Agreement and all other Transaction Documents. The Additional Seller hereby acknowledges that it has received copies of the Purchase and Contribution Agreement and the other Transaction Documents.
SECTION 3.    Representations and Warranties. The Additional Seller hereby makes all of the representations and warranties set forth in Article IV (to the extent applicable) of the Purchase and Contribution Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Seller hereby represents and warrants that its “location” (as defined in the applicable UCC) is [____________________], and the offices where the Additional Seller keeps all of its books and records concerning the Receivables and Related Security is as follows:
___________________________
___________________________
___________________________
    G-1

SECTION 4.    Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof). This Agreement is executed by the Additional Seller for the benefit of the Purchaser, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Seller and its successors and permitted assigns.
[Signature Pages Follow]
    G-2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL SELLER], as the Additional Seller By: Name: Title:

Consented to: HERC RECEIVABLES U.S. LLC, as the Purchaser By: Name: Title:

Acknowledged by:
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as the Administrative Agent and a Group Agent By: Name: Title:

[__________], as a Group Agent By: Name: Title:

HERC RENTALS INC., as the Servicer By: Name: Title:

    G-1